Participating Funds
 	U  S   Registered Funds
   Name of Fund  Aladdin Ticker
The BlackRock Pennsylvania
Strategic Municipal Trust  BPS
BlackRock Pennsylvania
 Municipal Bond Fund  BR PAMUNI
BlackRock MuniYield
Pennsylvania Quality Fund  MPA
The Offering
Key Characteristics
  Complete ALL Fields
Date of
Offering Commencement
05 24 2011
Security Type
Municipal

Issuer
Geisinger Authority
Selling Underwriter
J  P   Morgan Securities
 LLC
Affiliated Underwriter  s
1 PNC
0 Other
List of Underwriter  s

J  P   Morgan Securities LLC
  PNC Capital Markets LLC  Wells
Fargo Securities
Transaction Details
Date of Purchase
05 24 2011

Purchase Price Share
  per share     of par
 100
Total Commission
Spread or Profit
0  71875

1  	Aggregate Principal
Amount Purchased   a+b
20 000 000
a  	US Registered Funds
  Appendix attached with
 individual Fund Client
purchase
20 000 000
b  	Other BlackRock
 Clients
0
2  	Aggregate Principal
Amount of Offering
136 680 000
Fund Ratio
 Divide Sum of  1 by  2
Must be less than 0  25
  unless securities are
 Government Securities
0  146

Page 1 of 2

Legal Requirements
Offering Type   check ONE
The securities fall into
one of the following transaction types
   see Definitions
0	U  S   Registered
Public Offering	 Issuer must
have 3 years of continuous operations
0	Eligible Rule 144A Offering
	 Issuer must have
3 years of continuous operations
1	Eligible Municipal Securities
	 Issuer must have 3 years
of continuous operations
0	Eligible Foreign Offering
	 Issuer must have 3 years
of continuous operations
0	Government Securities Offering
Timing and Price   check ONE or BOTH
1	The securities were purchased
 before the end of the first day
on which any sales were
made  at a price that was not more
 than the price paid by each other purchaser of
securities in that offering or in
 any concurrent offering of the
 securities  and
0	If the securities are
offered for subscription upon
 exercise of rights  the
securities were
purchased on or before the
fourth day before the day
on which the rights offering
terminated
Firm Commitment Offering
   check ONE
1  YES
0  NO
The securities were offered
pursuant to an underwriting
or similar agreement
under which the underwriters
 were committed to purchase
 all of the securities
being offered  except those
purchased by others pursuant
 to a rights offering  if
the underwriters purchased
 any of the securities
No Benefit to Affiliated
Underwriter   check ONE
1  YES
0  NO
No affiliated underwriter
 was a direct or indirect
participant in  or benefited directly
or indirectly from  the transaction



Completed by
Pankaj Arora
Steven DeLaura
Date
06 16 2011

Global Syndicate
Team Member




Approved by
Odette Rajwan
Date
06 24 11

Senior Global
 Syndicate Team
Member







Definitions
Term
Definition
Fund Ratio
Number appearing at
 the bottom of page
1 of 2 of the
Rule 10f 3 Report form
   It is the sum of the Funds
participation in the
offering divided by
 the total amount
of the offering
Eligible Foreign Offering
The securities are sold
in a public offering conducted
under the laws of a
country other than the United
States and
  a 	the offering is
 subject to regulation
in such country
by a  foreign financial
 regulatory authority   as
defined in Section 2  a
  50  of the Investment
Company Act of 1940
  b 	the securities
 were offered at a fixed
price to all
purchasers in the offering
   except for any rights to
purchase securities that
are required by law to be
granted to existing security
 holders of the issuer
  c 	financial statements
  prepared and audited as
required or permitted by
the appropriate foreign
financial regulatory
authority in such country  for
the two years prior to
the offering  were made
available to the public
 and prospective purchasers
in connection with the
 offering  and
  d 	if the issuer is
 a  domestic issuer
i  e    other than a
foreign government  a
national of any foreign
country  or a corporation
 or other organization
incorporated or organized
under the laws of any
foreign country  it   1
has a class of securities
registered pursuant to
section 12  b  or 12  g  of the
Securities Exchange Act of
 1934 or is required to
file reports pursuant to
section 15  d  of that act
and   2  has filed all the
 material required to be filed
pursuant to section 13
a  or 15  d  of that act for a
period of at least 12 months
 immediately preceding
the sale of securities
or for such shorter period
that the issuer was
 required to file such material
Eligible Municipal Securities
The securities are direct
obligations of  or obligations
guaranteed as to principal
 or interest by  a State or any
political subdivision
thereof  or any agency or
instrumentality of a State
 or any political subdivision
thereof  or any municipal
 corporate instrumentality of
one or more States  or
any security which is an
industrial development bond
  as defined in section
103  c   2  of Title 26
the interest on which is excludable
from gross income under
 certain provisions of the
Internal Revenue Code
  a 	with respect to
ratings  the securities
  1 	have received an
 investment grade rating
from at least one
nationally recognized
statistical rating
organization    NRSRO    or
  2 	have received
one of the three highest
ratings from an NRSRO
  if the issuer of the
municipal securities
or the entity supplying
the revenue or other
 payments from which
the issue is to be paid
 has been in
continuous operation
for less than three
years  including the
operation of any
predecessors
  b  The purchases
of municipal securities
  if any  were
not designated as
group sales or otherwise
allocated to the account
 of any prohibited seller
  i  e    an
affiliated underwriter
Eligible Rule 144A Offering
The securities are sold
 in an offering where
  a 	the securities
are offered or sold in
transactions
exempt from registration
 under Section 4  2  of the
Securities Act of 1933
Rule 144A thereunder  or
Rules 501 508 thereunder
  b 	the securities
were sold to persons
that the seller
and any person acting
on behalf of the seller
reasonably believe to
include qualified institutional
buyers  as defined in
 Rule 144A    QIBs    and
  c 	the seller and
any person acting
on behalf of the
seller reasonably believe
 that the securities are
eligible for resale to
other QIBs pursuant to Rule
144A
Government Securities Offering
The security is issued or
guaranteed as to principal or
interest by the United States
 or by a person controlled
or supervised by and acting
as an instrumentality of the
Government of the United States
 pursuant to authority
granted by the Congress
of the United States  or any
certificate of deposit for
 any of the foregoing
U  S   Registered Public
 Offering
The securities offered
are registered under the
Securities Act of 1933
that are being offered to the
public

Rule 10f 3 Report   Definitions